UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2006

ORIGINALLY NEW YORK, INC. (Exact name of registrant as specified in its charter)

Nevada	000-50013	91-2107890
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2505 Anthem Village Dr., Suite E-404 Henderson, Nevada 89052 (Address of principal executive office)

(702) 407-8222 (Registrant’s telephone number, including area code)

________________________________________________________________ (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01        Changes in Registrant’s Certifying Accountant

Effective as of March 1, 2006, the Company engaged Jeffrey S. Gilbert, CPA (“Gilbert”) as its new independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ended December 31, 2005, and to perform procedures related to the financial statements included in the Company’s quarterly reports on Form 10-QSB beginning with the quarter ending March 31, 2006. The Company has not consulted with Gilbert regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither written or oral advice was provided by Gilbert that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions to Item 304 of Regulation S-B or a reportable event, as that term is defined in Item 304(a)(1)(iv) of Regulation S-B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINALLY NEW YORK, INC.

Date: March 2, 2006	By: /s/ Leonard H. Luner
Leonard H. Luner,
Chief Executive Officer

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